Exhibit 99.2

This Statement on Form 4 is filed by Apollo Real Estate Management III, L.P., Apollo Real Estate Advisors III, L.P., and Apollo Real Estate Investment Fund III, L.P.  The principal business address of each of the Reporting Persons is Two Manhattanville Road, Purchase, New York 10577.

Name of Designated Filer: Apollo Real Estate Management III, L.P.

Date of Event Requiring Statement: December 21, 2005

Issuer Name and Ticker or Trading Symbol: none

APOLLO REAL ESTATE INVESTMENT FUND III, L.P.

By:	Apollo Real Estate Advisors III, L.P.,
its general partner

By: Apollo Real Estate Capital Advisors III, Inc.,
its general partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO REAL ESTATE ADVISORS III, L.P.

By:	Apollo Real Estate Capital Advisors III, Inc.,
its general partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO REAL ESTATE MANAGEMENT III, L.P.

By:	Apollo Real Estate Management III, Inc.,
its general partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President